EXHIBIT 23.2
Consent of Independent Registered Public Accounting Firm
We consent to the use in this Registration Statement (No. 333-153703) on Form S-4/A Pre-Effective Amendment No. 2 of EZCORP, Inc. of our report dated June 2, 2008 relating to the consolidated financial statements of Value Financial Services, Inc., which appear in such Registration Statement.
We also consent to the reference to our firm under the caption “Experts” in such Registration Statement.
/s/ McGladrey & Pullen, LLP
Orlando, Florida
November 13, 2008